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                                                                  EXHIBIT (c) 5.


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                                                                  EXECUTION COPY

                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

         This FOURTH AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of September 13, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS"), constituting all of the Lenders under the Credit Agreement referenced below, and ING in its capacity as Agent for the Lenders (in such capacity, the "AGENT").

                              W I T N E S S E T H:
                              --------------------

         RECITALS:

         A. The Borrower, the Lenders and the Agent have entered into a certain Credit Agreement, dated as of March 15, 1996, as amended to the date hereof (the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower has requested an amendment to the Credit Agreement to increase the amount of the Revolving B Loan Commitment Amount to $4,250,000.

         C. The Borrower and its Subsidiaries have incurred Consolidated Capital Expenditures for the months of May, June and July, 1996 in excess of the amounts permitted under Section 6.2.5 of the Credit Agreement.

         D. The Lenders are agreeable to amending the Credit Agreement to so increase the Revolving B Loan Commitment Amount, and to waiving said defaults under Section 6.2.5 of the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:



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                  "FOURTH AMENDMENT" means the Fourth Amendment to Credit
         Agreement dated as of September 13, 1996, among the Borrower, ING, Cerberus and ING in its capacity as Agent.

         SECTION 2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Credit Agreement is hereby further amended by deleting the existing definitions of "REVOLVING B LOAN COMMITMENT AMOUNT" and "REVOLVING B OVERADVANCE AMOUNT" and substituting in lieu thereof the following, respectively:

                           "REVOLVING B LOAN COMMITMENT AMOUNT" means an amount equal $4,250,000, as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

                           "REVOLVING B OVERADVANCE AMOUNT" means an amount equal to $2,050,000, provided that from and after the earlier of January 1, 1997 or the Amtel Closing Date such amount shall be reduced by $50,000.

         SECTION 3. AMENDMENT TO SECTION 3.4.4. Section 3.4.4 of the Credit Agreement is hereby amended by inserting the following new subsection at the end of such section:

                  "(e) The Revolving B Loan Commitment (and the Revolving B Commitment Amount) shall be permanently reduced on each Monthly Payment Date set forth below by the amount set forth opposite such Monthly Payment Date:

                               MONTHLY PAYMENT DATE IN:                           AMOUNT
                               ------------------------                           ------
                                    March, 1997                                 $ 2,250,000
                                    April, 1997                                 $   222,222
                                    May, 1997                                   $   222,222
                                    June, 1997                                  $   222,222
                                    July, 1997                                  $   222,222
                                    August, 1997                                $   222,222
                                    September, 1997                             $   222,222
                                    October, 1997                               $   222,222
                                    November, 1997                              $   222,222
                                    December, 1997                              $   222,224."

         SECTION 4. AMENDMENT TO SECTION 6.1.1. Section 6.1.1 of the Credit Agreement is hereby amended by deleting the "and" immediately following clause
(j) thereof, by

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deleting the period immediately following clause (k) thereof and by inserting the following clauses at the end of such section:

                           "(l) no later than Thursday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all commissions payable by the Borrower and its Subsidiaries under Telephone Placement Agreements or otherwise, as of the last Business Day of the prior week; and

                           (m) no later than Thursday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all telephone charges and other amounts owing to local exchange carriers, as of the last Business Day of the prior week."

         SECTION 5. AMENDMENT TO SECTION 6.1. Section 6.1 of the Credit Agreement is hereby amended by adding thereto the following new Section 6.1.19 as follows:

                           "SECTION 6.1.19. PAYMENT OF COMMISSIONS AND LOCAL EXCHANGE CHARGES. The Borrower will, and will cause each Subsidiary to, pay all commissions payable under Telephone Placement Agreements or otherwise and all charges owing to local exchange carriers within thirty (30) days of the date such commissions and charges are due and payable."

         SECTION 6. AMENDMENT TO SECTION 6.2.4. Section 6.2.4 of the Credit Agreement is hereby amended by adding thereto at the end of said section the following clause (i) as follows:

                           "(i) LIMITATIONS ON ADDITIONS TO PROPERTY, PLANT AND
                  EQUIPMENT AND PURCHASE OF INTANGIBLE ASSETS. The Borrower will not permit the aggregate amount of additions to property, plant and equipment plus the aggregate amount of additions to intangible assets for the Borrower and its Subsidiaries during any calendar month ending on or prior to December 31, 1997 to exceed $75,000; PROVIDED, HOWEVER, that the Borrower may consummate the Amtel Purchase.

         SECTION 7. AMENDMENT TO SECTION 6.2.5. Section 6.2.5 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:


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                "SECTION 6.2.5. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except (a) the Borrower may consummate the Amtel Purchase, (b) prior to December 31, 1997, the Borrower and its Subsidiaries (other than the POA Group) may make Consolidated Capital Expenditures solely for the installation, maintenance (including purchase of replacement parts) and upgrade of Telephones owned and in inventory as of September 13, 1996, and no such Consolidated Capital Expenditures may be made to purchase new
        Telephones, and (c) the Borrower and its Subsidiaries (other than the POA Group) may make Consolidated Capital Expenditures during any Fiscal Year commencing with the 1998 Fiscal Year provided (x) no Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount set forth below opposite such Fiscal Year:

                        FISCAL YEAR                                      AMOUNT
                        -----------                                      ------
                           1998                                        $4,250,000
                           1999                                        $4,325,000

        PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not make or incur Consolidated Capital Expenditures prior to May 1, 1996 in excess of $350,000 in the aggregate; PROVIDED, FURTHER, HOWEVER, that POA may incur Capitalized Lease Liabilities pursuant to the POA Lease, and POA may make and incur capital expenditures but only to the extent necessary to maintain or replace Telephones and related equipment in operation as of September 13, 1996; PROVIDED, FURTHER, HOWEVER, that the Borrower and its Subsidiaries (other than the POA Group) may not make or incur Consolidated Capital Expenditures in the calendar month immediately following any calendar month where the Borrower and the Subsidiaries (other than the POA Group) experience negative cash flow on a consolidated basis (I.E., cash expenditures exceed cash revenues during such calendar month); PROVIDED, FURTHER, HOWEVER, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damage to destroyed assets will not be included in the foregoing calculation for the Fiscal Year such replacement or repair was made."

        SECTION 8. AMENDMENT TO SECTION 6.2. Section 6.2 of the Credit Agreement is hereby amended by adding thereto the following new Section 6.2.22 as follows:

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                        "SECTION 6.2.22. ACQUISITION EXPENSES. The Borrower
                shall not, and shall not permit any of its Subsidiaries to, incur or agree to incur or reimburse any Person for any expenses, or make any payment or deposit, in respect of or related to the acquisition or proposed acquisition of assets or stock of any Person or any transaction prohibited under SECTION
                6.2.10 or SECTION 6.2.11 (any such acquisition or transaction, a "PROSPECTIVE ACQUISITION") other than (a) any such expenses incurred or payments or deposits made prior to September 13, 1996, and (b) any such expenses incurred or payments or deposits made pursuant to agreements relating to the POA Purchase or the Amtel Purchase; PROVIDED, HOWEVER that the Borrower may reimburse Peter G. Graf for his reasonable travel and entertainment expenses incurred to explore Prospective Acquisitions. The Borrower shall have given notice to all Persons entitled to be paid or reimbursed in respect of such expenses (other than any such payable in connection with the POA Purchase or the Amtel Purchase) that no amounts or expenses accruing after September 13, 1996 shall be payable or reimbursable by the Borrower or any of its Subsidiaries."

         SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS. In order to induce the Lenders and the Agent to enter into this Amendment and to consummate the transactions contemplated herein, the Borrower hereby represents, warrants and covenants to and with the Agent and each Lender as follows:

                  (a) as of the date hereof there exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of the business relationship of the Borrower or any of its Subsidiaries with any party to a Telephone Placement Agreement which individually, or in the aggregate with any other such actual or threatened terminations, cancellations or limitations of Telephone Placement Agreements, could result in a Material Adverse Change;

                  (b) of the proceeds of the Revolving B Loans to be made on the date hereof not less than $1,500,000 shall be used to pay the accounts payable and commissions owed by the Borrower and its Subsidiaries which are due and payable and identified by the Borrower to the Lenders as priority payables on EXHIBIT A hereto (the "PRIORITY PAYABLES");


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                (c) upon payment of the Priority Payables, no commission payable under any Telephone Placement Agreement or otherwise in respect of a Telephone in operation, and no charges billed by a local exchange carrier, shall be more than 30 days past due;

                (d) no later than three Business Days following the date hereof, the Borrower shall have mailed or otherwise delivered payment in respect of all Priority Payables, and shall have delivered to the Agent and the Lenders a certificate from its General Counsel to the effect that it has complied in all respects with the provisions of Section 9 of this Amendment;

                (e) upon effectiveness of this Amendment, no Default or Event of Default shall exist under the Credit Agreement; and

                (f) the breach of any representation, warranty or covenant set forth in this Section 9 shall constitute an Event of Default under the Credit Agreement.

        SECTION 10. ACKNOWLEDGMENT OF DEFAULT AND WAIVER. The Borrower hereby expressly acknowledges and agrees that it has been in default under the terms
Section 6.2.5 of the Credit Agreement as a result of Consolidated Capital Expenditures made in the months of May, June and July, 1996, which followed months where the Borrower and its Subsidiaries experienced negative cash flow on a consolidated basis. The Borrower hereby requests that ING and Cerberus waive such defaults by the Borrower under Section 6.2.5 of the Credit Agreement, and ING and Cerberus hereby waive such defaults solely for the months of May, June and July, 1996.

        SECTION 11. AMENDMENT FEE. The Borrower agrees to pay to the Agent for the ratable account of each Lender, an amendment fee in an amount equal to $60,000 (the "AMENDMENT FEE"). The Amendment Fee shall be payable by the Borrower upon the execution of this Amendment, and the Borrower hereby irrevocably authorizes the Agent to deduct from the proceeds of a Borrowing of Revolving B Loans to be made on the date of this Agreement in the amount of 2,000,000, the sum of $60,000 for the ratable account of each Lender as payment in full of the Amendment Fee.

        SECTION 12. CONTINUING EFFECTIVENESS OF CREDIT AGREEMENT. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, except as expressly amended or modified by this Amendment.


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         SECTION 13. COST AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and each of the Lenders party to this Amendment for the negotiation, preparation, execution and delivery of this Amendment (including reasonable fees and expenses of counsel to the Agent and such Lenders).

         SECTION 14. EFFECTIVENESS. This Amendment shall become effective only upon (i) receipt by the Agent of a copy of this Amendment, duly executed by each of the Borrower, the Lenders and the Agent, and duly acknowledged and consented to by the Subsidiaries of the Borrower party to the Subsidiary Guaranty, in the form attached to this Amendment, (ii) receipt by each of ING and Cerberus of a duly executed and delivered Revolving B Note in the amount of $2,125,000, (iii) receipt by legal counsel to ING and Cerberus of payment for fees and expenses incurred to date, and (iv) receipt by the Lenders and the Agent of an opinion letter, dated the date hereof, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, and Tammy L. Martin, General Counsel to Borrower and its Subsidiaries, in the form of EXHIBIT B and EXHIBIT C hereto, respectively.

         SECTION 15. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         SECTION 16. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Lenders and the Agent and shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 17. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 18. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder or under the Credit Agreement except in accordance with the terms of the Credit Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              PHONETEL TECHNOLOGIES, INC.

                              By:_______________________________
                                       Name:
                                       Title:

                                                [CORPORATE SEAL]

                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION, in its
                              capacity as Agent and Lender

                              By:_______________________________
                                       James W. Latimer
                                       Managing Director

                              CERBERUS PARTNERS, L.P.

                              By:      CERBERUS ASSOCIATES, L.P.,
                                       Its General Partner

                                       By:_________________________
                                             Name: Stephen Feinberg
                                             Title: General Partner

            [SIGNATURE PAGE TO FOURTH AMENDMENT TO CREDIT AGREEMENT]

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                           ACKNOWLEDGMENT AND CONSENT

         The undersigned hereby acknowledge receipt of a copy of the foregoing amendment, consent to the terms and provisions set forth therein, and agree that the Subsidiary Guaranty dated as of March 15, 1996 (the "SUBSIDIARY GUARANTY") made by each of the undersigned, jointly and severally, in favor of Internationale Nederlanden (U.S.) Capital Corporation ("ING") and such other Lenders as are, or may from time to time become, parties to the Credit Agreement, and ING as Agent for such Lenders, will continue in full force and effect without diminution or impairment notwithstanding the execution and delivery of the amendment. The undersigned further acknowledge and agree that, upon effectiveness of the amendment and from and after the date thereof, each reference to the Credit Agreement in the Subsidiary Guaranty and each other Loan Document (as such term is defined in the Credit Agreement) to which any of the undersigned is a party shall mean and be a reference to the Credit Agreement as amended by the foregoing amendment.

PUBLIC TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

WORLD COMMUNICATIONS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

                [ACKNOWLEDGMENT AND CONSENT TO FOURTH AMENDMENT]

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NORTH FLORIDA TELEPHONE CORPORATION

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

PARAMOUNT COMMUNICATIONS SYSTEMS, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

PHONETEL III, INC.

By:_______________________________
     Name:
     Title:

                  [CORPORATE SEAL]

                [ACKNOWLEDGMENT AND CONSENT TO FOURTH AMENDMENT]


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                                    EXHIBIT A
                                    ---------

                           [List of Accounts Payable]

                    [TO BE PROVIDED BY PHONETEL TECHNOLOGIES]

                                      A- 1


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                                    EXHIBIT B
                                    ---------

            [Form of Opinion of Skadden, Arps, Slate, Meagher & Flom]

                                      B- 1


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                                    EXHIBIT C
                                    ---------

                      [Form of Opinion of Tammy L. Martin]

                                      C- 1